United States
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES
EXCHANGE ACT OF 1934

Sasol Limited	Sasol Financing USA LLC
(Exact Name of Registrant as Specified in its Charter)	(Exact Name of Registrant as Specified in its Charter)
The Republic of South Africa	Delaware
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)
Not Applicable	Not Applicable
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)
Sasol Place 50 Katherine Street Sandton, 2196 South Africa Tel: +27 10 344 5000	12120 Wickchester Lane Houston Texas 77079 USA Tel: +1 281-588-3000
(Address of Principal Executive Offices)	(Address of Principal Executive Offices)
Not Applicable	Not Applicable
(Zip Code)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-227263 and 333-227263-01

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
4.375% Notes due 2026 fully and unconditionally guaranteed by Sasol Limited	New York Stock Exchange
5.500% Notes due 2031 fully and unconditionally guaranteed by Sasol Limited	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1:  Description of Registrant’s Securities to be Registered

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” on pages 4 through 24 of the Prospectus dated September 10, 2018, included in the Registration Statement on Form F-3 of Sasol Financing USA LLC (the “Company”) and Sasol Limited (the “Guarantor”), filed on September 10, 2018 (Registration Nos. 333-227263 and 333-227263-01), as amended by the post-effective amendment filed on August 24, 2020, as supplemented by the information under the headings “Risk Factors—Risks relating to an investment in our notes” and “Description of Notes” on pages S-53 through S-56 and S-59 through S-72, respectively, of the related Prospectus Supplement, dated March 11, 2021, which information is incorporated by reference and made part of the registration statement in its entirety.

Item 2:  Exhibits

99(A). Form of Global Note for guaranteed debt securities issued by the Company and guaranteed by the Guarantor, incorporated by reference to Exhibit 4.2 to the Registration Statement on Form F-3 of the Company and the Guarantor filed on September 10, 2018 (Registration Nos. 333-227263 and 333-227263-01).

99(B). Form of Indenture for guaranteed debt securities among the Company, the Guarantor and Citibank, N.A., incorporated by reference to Exhibit 4.1 to the Registration Statement on Form F-3 of the Company and the Guarantor filed on September 10, 2018 (Registration No. 333-227263 and 333-227263-01).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Sasol Limited (Registrant)

By:	/s/ Paul Victor
	Name:	Paul Victor
	Title:	Chief Financial Officer

Sasol Financing USA LLC (Registrant)

By:	/s/ Paul Victor
	Name:	Paul Victor
	Title:	Authorized Person

Date: March 18, 2021

EXHIBIT INDEX

Exhibit No.	Description
99(A).	Form of Global Note for guaranteed debt securities issued by the Company and guaranteed by the Guarantor, incorporated by reference to Exhibit 4.2 to the Registration Statement on Form F-3 of the Company and the Guarantor filed on September 10, 2018 (Registration Nos. 333-227263 and 333-227263-01).
99(B).	Form of Indenture for guaranteed debt securities among the Company, the Guarantor and Citibank, N.A., incorporated by reference to Exhibit 4.1 to the Registration Statement on Form F-3 of the Company and the Guarantor filed on September 10, 2018 (Registration No. 333-227263 and 333-227263-01) as modified by an Agreement of Resignation, Appointment and Acceptance dated as of August 5, 2020 by and among the Issuer, the Guarantor, Citibank, N.A., as resigning trustee and Wilmington Savings Fund Society, as successor trustee.